[****] IMPORTANT NOTE: Certain material, indicated by four asterisks ("****"), has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.
                                                                   EXHIBIT 10.21
                                                                   -------------

                                AMENDMENT NO. 1
                                       TO
                1900 CDMA ADDITIONAL AFFILIATE SUPPLY AGREEMENT
                                    BETWEEN
                               ILLINOIS PCS, LLC
                                      AND
                              NORTEL NETWORKS INC.


This Amendment is made effective as of the last date signed (the "Amendment Effective Date"), by and between Illinois PCS, LLC, an Illinois corporation with offices located at 121 West First Street, Suite 200, Geneseo, Illinois 61254 (hereinafter referred to as "Buyer") and Nortel Networks Inc., a Delaware corporation with offices at 2350 Lakeside Blvd., Richardson, Texas 75082 (hereinafter referred to as "Seller").

WHEREAS, Buyer and Seller entered into a Sprint Additional Affiliate Supply Agreement on May 24, 1999 ("Agreement"); and,

WHEREAS, Buyer and Seller wish to amend the Agreement, among other things, to increase Buyer's purchase commitment and to recognize the planned addition of
(i) the successor in interest to Buyer, iPCS Wireless, Inc. a Delaware corporation (hereinafter referred to as "iPCS Wireless", which corporation is intended to be the survivor by merger of Buyer with and into that corporation) and its affiliated entity, iPCS Equipment, Inc., a Delaware corporation, (hereinafter referred to as "iPCS Equipment") as additional parties that may order Equipment and/or Services pursuant to the Agreement as amended hereby; and

WHEREAS, Buyer and Seller wish to amend the Agreement to add a new Section 23.13, to read as provided at Section 6 of this Amendment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Buyer and Seller agree as follows:

1. The parties agree to modify Subsection 1.45 so that Subsection reads as follows:

     "1.45 "Term" shall mean the period commencing on the Effective Date and ending July 11, 2003, unless terminated earlier in accordance with the terms and conditions hereof, or unless extended by the mutual agreement of the parties hereto."

2. The parties agree to increase Buyer's Volume Commitment by amending Subsection 5.1.2, deleting the reference to "thirty-two million dollars ($32,000,000)" and replacing it with "sixty million dollars ($60,000,000)," and hereby confirm that the net amount of all purchases made by Buyer under this Agreement to the Amendment Effective Date in the approximate amount of $24,700,000.00 (twenty four million, seven hundred thousand dollars) shall be credited in full towards this revised Volume Commitment requirement.

3. The parties agree to modify Subsection 5.1.3 so that Subsection reads as follows:


     "5.1.3 The Price for any Equipment and Services purchased under this Agreement prior to April 1, 2000 and financed by Seller shall include an additional **** percent (****%) ("Financing Premium") over Additional Affiliate pricing as set forth in Annex 1. From and after April 1, 2000 the Financing Premium shall no longer apply."

4. The parties agree to amend Annex 1 by adding a new Article 5.0 (BUYER'S PURCHASE PRIORITY) as follows:

[****] CERTAIN PORTIONS INDICATED BY "****" HAVE BEEN OMITTED PURSUANT TO A
       REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

"5.0  BUYER'S PURCHASE PRIORITY

      The provisions of this Amendment No. 1 and the obligations of the parties hereunder are contingent upon the occurrence of the Effective Date under the Amended and Restated Credit Agreement among Buyer, iPCS, Inc., a Delaware corporation, iPCS Wireless and iPCS Equipment, certain lenders, GE Capital Corporation as Syndication Agent and Toronto Dominion (Texas), Inc. as Administrative Agent. In the event the Effective Date of the Amended and Restated Credit Agreement referenced above has not occurred within sixty (60) days of the execution of this Amendment No. 1, then, and unless the parties otherwise agree in writing, this Amendment No. 1 shall automatically become null and void.

5.1 Simultaneously with the execution of this Amendment, and subject to the provisions set out below, Buyer shall issue a Purchase Order for Equipment in the minimum net Price amount (i.e., Price including all applicable discounts, but exclusive of sales taxes) of Eighteen Million Eight Hundred Ninety Four Thousand Nine Hundred Eighty Dollars ($18,894,980), and take delivery of such Equipment on or before October 8, 2000. Notwithstanding the execution of the Purchase Order, in the event Buyer is unable to obtain full funding as called for in its business plan, and informs Seller of such, the amount of $18,894,980 shall be reduced by the amount of $13,612,957 so that Buyer shall be obligated under this Purchase Order only to purchase Equipment in the minimum net Price amount of $5,282,023.

5.2 In recognition of Seller's pricing initiatives to Buyer, Buyer confirms its intent to recognize Seller as its supplier of choice for the Term of this Agreement in Buyer's continuing development of the Illinois, Iowa and Nebraska markets."

5. From and after the effectiveness of this Amendment and the effectiveness of the merger of Buyer with and into iPCS Wireless, the term "Buyer" as used in the Agreement as amended hereby shall mean and include iPCS Wireless and iPCS

      Equipment, and both iPCS Wireless and iPCS Equipment shall have full rights to purchase under the Agreement as amended hereby with all such purchases to be credited towards the Volume Commitment. With respect to all matters pertaining to individual Purchase Orders, and the Equipment and/or Services purchased or licensed pursuant to such Purchase Orders by iPCS Wireless and iPCS Equipment, the term "Buyer," as used herein, shall refer solely to whichever entity is the applicable ordering entity, and only the ordering entity and Seller shall have any rights and obligations under such Purchase Order(s), except as provided in Section 6, below.

6.    The parties agree to add a new Section 23.13, as follows:

      23.13 Seller understands that Equipment and Services ordered by iPCS Equipment pursuant to this Agreement shall be purchased and licensed for transfer solely to iPCS Wireless for its internal use and not for resale. Pursuant to Section 23.1 of the Agreement, with respect to Purchase Orders issued by iPCS Equipment, Seller hereby consents to iPCS Equipment's assignment of the software license granted by Seller for the applicable Software, solely to iPCS Wireless in conjunction with the transfer of the associated Hardware, and to iPCS Equipment's assignment of its rights and delegation of its duties under such Purchase Orders solely to iPCS Wireless, with the exception of payment of the Price, such Price and payment thereof remaining the responsibility of iPCS Equipment to Seller. Upon such assignments, Seller shall deal with iPCS Wireless as if it were the original purchaser, except for Price. The parties agree that Seller shall in no event be required to respond to or deal with both iPCS Wireless and iPCS Equipment regarding any Purchase Order or item of Equipment.

7. Except as specifically modified by this Amendment, the Agreement in all other respects shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be signed by their duly authorized representatives and effective as of the date first set forth above.

ILLINOIS PCS, L.L.C.                      NORTEL NETWORKS INC.


By: /s/ Timothy M. Yager                  By: /s/ Cynthia C. Hemme
   ------------------------------------      -----------------------------------

Name: Timothy M. Yager                    Name: Cynthia C. Hemme
     ----------------------------------        ---------------------------------
               (Type/Print)                               (Type/Print)

Title: President and Chief                Title: Vice President and General
       Executive Officer                         Counsel Contracts, Service
      ---------------------------------          Provider Solutions - Americas
                                                --------------------------------

Date: July 11, 2000                       Date: July 11, 2000
      ---------------------------------        ---------------------------------


ACKNOWLEDGED AND AGREED:

iPCS WIRELESS, INC.                       iPCS EQUIPMENT, INC.


By: /s/ Timothy M. Yager                  By: /s/ Timothy M. Yager
   ------------------------------------      -----------------------------------

Name: Timothy M. Yager                    Name: Timothy M. Yager
     ----------------------------------        ---------------------------------
               (Type/Print)                              (Type/Print)

Title: President and Chief                Title: President and Chief
       Executive Officer                         Executive Officer
                                                --------------------------------


Date: July 11, 2000                       Date: July 11, 2000
     ----------------------------------        ---------------------------------